UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2007

New Century Financial Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California		92612
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 440-7030

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05 Costs Associated with Exit or Disposal Activities.

On April 25, 2007, the United States Bankruptcy Court for the District of Delaware approved an order setting bidding procedures in connection with a potential auction of the loan origination platform assets (the "Loan Origination Platform Assets") of New Century Financial Corporation (the "Company"). The deadline for bids on the Loan Origination Platform Assets expired on May 2, 2007. No bids on the Loan Origination Platform Assets were received by this deadline.

As a result of a lack of bids to purchase the Loan Origination Platform Assets as a continuing business, the Company, New Century Mortgage Corporation, and Home123 Corporation announced on May 3, 2007 a reduction in their aggregate workforce by a total of approximately 2,000 people (approximately 73% of their total aggregate workforce immediately prior to this workforce reduction) nationwide. This reduction in workforce is effective May 4, 2007.

The vast majority of the employees included in this reduction in workforce were associated with the operations included in the Loan Origination Platform Assets. Although estimates are subject to change as additional information becomes available, the Company expects to incur severance pay expenses and make related cash expenditures of approximately $7 million in connection with the reduction in its workforce.

The Company is considering its alternatives for the Loan Origination Platform Assets.

Item 7.01 Regulation FD Disclosure.

Documents filed in connection with the bankruptcy cases (other than documents filed under seal or otherwise subject to confidentiality protections) may be accessed at the United States Bankruptcy Court for the District of Delaware's Internet site, www.deb.uscourts.gov, through an account obtained from Pacer Service Center at 1-800-676-6856. Links to such documents may also be found on the website of the Company's Claims and Noticing Agent, XRoads Solutions Group, at www.xroadscms.net/newcentury. A link to the Claims and Noticing Agent's site and additional information may also be found at the Company's restructuring website at www.ncenrestructuring.com/caseinfo/index.html. The information set forth on the foregoing websites shall not be deemed to be a part of or incorporated by reference into this Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

May 4, 2007	By:	/s/ Brad A. Morrice

Name: Brad A. Morrice
Title: President and Chief Executive Officer